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                                                                   EXHIBIT 21.1



                          SUBSIDIARIES OF HPSC, INC.


   Name of Subsidiary                       Jurisdiction of Incorporation
   ------------------                       -----------------------------

Credident, Inc.                                         Canada
American Commercial Finance                             Delaware
Corporation
HPSC Funding Corp. I                                    Delaware
HPSC Brave Funding Corp.                                Delaware
HPSC Capital Funding Inc.                               Delaware